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                              EMPLOYMENT AGREEMENT

                THIS EMPLOYMENT AGREEMENT is made and effective as of the sixth day of May, 1996, by and between JALATE, LTD., a California corporation (the "Company"), and FREDERICK A. FINDLEY (the "Employee"), with respect to the following facts:

        A. The Company desires to be assured of the continued association and services of the Employee in order to take advantage of his experience, knowledge and abilities in the Company's business, and is willing to employ the Employee, and the Employee desires to be so employed, on the terms and conditions set forth in this Agreement.

        B. The Employee from time to time in the course of his employment may learn trade secrets and other confidential information concerning the Company, and the Company desires to safeguard such trade secrets and confidential information against unauthorized use and disclosure.


        ACCORDINGLY, on the basis of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                1.      EMPLOYMENT

                        1.1 EMPLOYMENT. The Company hereby employs the Employee as Vice President-Finance and Chief Financial Officer, and the Employee hereby accepts such employment, on the terms and conditions set forth below, to perform during the term of this Agreement such services as are required hereunder.

                        1.2 DUTIES. The Employee shall render such services to the Company, and shall perform such duties and acts, as reasonably may be required by the Company's Board of Directors in connection with the Company's business and as may be consistent with his position.

                        1.3 SERVICE TO OTHERS. The Employee shall devote substantially all his productive time, ability and attention to, and shall diligently and conscientiously use his best efforts to further, the Company's business, and shall not, without prior written consent of the Company's Board of Directors in each instance, perform services of any kind, whether or not for compensation, for any person other than the Company, which services, in the sole opinion of the Company's Board of Directors, might materially interfere with the performance of his duties hereunder.









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                2.      COMPENSATION

                        2.1 COMPENSATION. As the total consideration for the services which the Employee renders hereunder, the Employee shall be entitled to the following:

                                (a)     an annual base salary of $140,000,
subject to such periodic increases, if any, as the Board of Directors may deem to be appropriate in its sole discretion, less income taxes and other applicable withholdings, payable in weekly installments;

                                (b)     an annual bonus in such amount and
subject to such performance criteria as the Board of Directors may deem to be appropriate in its sole discretion, less income taxes and other applicable withholding;

                                (c)     participation in all plans or programs
sponsored by the Company for executive officers in general, including, without limitation, participation in any group health plan, medical reimbursement plan, life insurance plan, incentive plan or pension and profit sharing plan;

                                (d)     reimbursement of any and all reasonable
and documented expenses incurred by the Employee from time to time in the performance of his duties hereunder, which reimbursement shall be made in accordance of the Company's policies and procedures adopted by the Board of Directors as the same may be amended from time to time;

                                (e)     four (4) weeks paid vacation per year
at such time or times as the Company's Board of Directors may authorize; provided, however, that such vacation shall be taken annually and shall not cumulate from year to year;

                                (f)     an automobile allowance in the amount
of $750.00 per month; and

                                (g)     an option to purchase from the Company
up to 60,000 shares of the Common Stock of the Company on the terms set forth in EXHIBIT A attached hereto.


                        2.2 ILLNESS. Subject to the limitations contained in Section 3.3, if the Employee shall be unable to render the services required hereunder on account of personal injuries or physical or mental illness, he shall continue to receive all payments provided in this Agreement; provided, however, that any such payments may, at the sole option of the Company, be reduced by any amount that the Employee receives for the period covered by such payments as disability compensation under insurance policies, if any, maintained by the Company or under government programs.




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                3.      TERM OF EMPLOYMENT AND TERMINATION

                        3.1     TERM.  Unless sooner terminated pursuant to
Section 3.2 hereof, the term of employment under this Agreement shall be for a period commencing on the date hereof and ending on December 31, 1997; PROVIDED, however, that such term of employment automatically shall be renewed for successive one (1) year terms unless written notice of termination is given by either the Company or the Employee not less than ninety (90) days prior to the end of the initial term or any subsequent one (1) year term.

                        3.2 AT WILL EMPLOYMENT. Each party hereby acknowledges and agrees that, except as expressly set forth in Section 3.3, (i) the Employee's employment under this Agreement is AT WILL and can be terminated at the option of either the Company of the Employee in their sole and absolute discretion, for any or no reason whatsoever, with or without cause, (ii) no representations, warranties or assurances have been made concerning the length of such employment by the Company or the aggregate amount of compensation to be received by the Employee and (iii) after the termination of his employment, the Employee shall have no right, title or interest in or claim to any revenues received by the Company from any person for any goods sold or services rendered by the Company to such person, whether or not the Employee was the cause, in whole or in part, for such person to purchase goods from the Company or to retain the Company to perform such services.

                        3.3 DUTIES UPON TERMINATION. In the event that employment under this Agreement is terminated, whether at the expiration of the initial term or any subsequent one (1) year term or prior thereto pursuant to
Section 3.2, neither the Company nor the Employee shall have any remaining dues or obligations hereunder, except that (i) the Company shall pay to the Employee, or his estate, such compensation as is due pursuant to Section 2.1, prorated through the date of termination, (ii) the Employee shall continue to be bound by Section 4 hereof and (iii) in the event the Company shall terminate such employment "without cause" (as defined below) or there shall occur a "change in control" of the Company (as defined below), the Company shall continue to pay to the Employee, or his estate, for a period of six months after the effective date of such termination of employment or change in control such compensation as otherwise would be due pursuant to Section 2.1 during such six month period.

                        3.4 "WITHOUT CAUSE." The employment of the Employee shall be deemed to have been terminated by the Company without cause if, but only if, it is terminated by the Company other than upon the happening of any of the following events:

                                (ii)    the death of the Employee, or





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                        (iii)   if in the reasonable judgment of the Company's
Board of Directors the Employees has become so physically or mentally disabled as to be incapable of substantially performing his duties hereunder for a period of three (3) consecutive months or an aggregate of 90 days in any six
(6) month period; or

                        (iv) in the event of (A) a material breach of this Agreement by reason of the Employee's continued and willful failure or refusal to substantially perform his duties in accordance with this Agreement or (B) the conviction of the Employee of a felony or of a misdemeanor involving financial impropriety or (C) the material breach of the Employee's fiduciary duty to the Company; provided, however, that no termination shall occur under clause (A) unless the Employee first shall have received written notice specifying the acts or omissions alleged to constitute such breach and, if such breach can be corrected, it continues after the Employee shall have had reasonable opportunity (but in no event less than thirty (30) days) to correct the same.

        4. "Change in Control." The term "Change of Control" shall mean the first to occur of the following events:

                (i) any date upon which the directors of the Company who were last nominated by the Board of Directors (the "Board") for election as directors cease to constitute a majority of the directors of the Company:

                (ii) the date of the first public announcement that any person or entity, together with all Affiliated and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 25% or more of the voting power of the Company (a "25% Stockholder"): provided, however, that the terms "person" and "entity," as used in this clause (ii), shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan (4) any person or entity if the transaction that resulted in such person or entity becoming a 25% Stockholder was approved in advance by the Board or (5) any person or entity who was a 25% Stockholder on the date hereof; or

                (iii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) the consummation of which results in the outstanding shares of Common Stock of the Company being exchanged for or converted into cash, property or a different kind of securities.



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                5.      TRADE SECRETS

                        5.1 TRADE SECRETS. The Employee shall not, without the prior written consent of the Company's Board of Directors in each instance, disclose or use in any way, either during his employment by the Company or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret of the Company acquired in the course of such employment, whether or not patentable, copyrightable or otherwise protected by law, and whether or not conceived of or prepared by him (collectively, the "Trade Secrets"), including, without limitation, any information concerning customer lists, products, procedures, operations, investments, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, profits and plans for future development, the identity, requirements, preferences, practices and methods of doing business of specific parties with whom the Company transacts business, and all other information which is related to any product, service or business of the Company, other than information which is generally known in the industry in which the Company transacts business or is acquired from public sources, all of which Trade Secrets are the exclusive and valuable property of the Company.

                        5.2 TANGIBLE ITEMS. All files, accounts, records, documents, books, forms, notes, reports, memoranda, studies, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, and all other physical items related to the Company, other than a merely personal item, whether of a public nature or not, and whether prepared by the Employee or not, are and shall remain the exclusive property of the Company and shall not be removed from the premises of the Company, except as required in the course of employment by the Company, without the prior written consent of the Company's Board of Directors in each instance, and the same shall be promptly returned to the Company by the Employee upon the expiration or termination of his employment by the Company or at any time prior thereto upon the request of the Company.

                        5.3 SOLICITATION OF EMPLOYEES. During his employment by the Company and for one (1) year thereafter (such period not to include any period of violation hereof by the Employee or period which is required for litigation to enforce this paragraph and during which the Employee is in violation hereof), the Employee shall not, directly or indirectly, either for his own benefit or purposes or the benefit or purposes of any other person employ or offer to employ, call on, solicit, interfere with or attempt to divert or entice away any employee or independent contractor of the Company (or any person whose employment or status as an independent contractor has terminated within the twelve (12) months preceding the date of such solicitation) in any capacity if that person possesses or has knowledge of any Trade Secrets or the Company.

                        5.4 INJUNCTIVE RELIEF. The Employee hereby acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the foregoing provisions and, accordingly, that the Company shall be




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entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

                5.5 "COMPANY". For the purposes of this Section 4 only, the term "Company" shall mean collectively Jalate, Ltd., a California corporation, and its successors, assigns and nominees, and all individuals, corporations and other entities that directly, or indirectly through one or more intermediaries, control or are controlled by or are under common control with any of the foregoing.

        6.      MISCELLANEOUS

                6.1 SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

                6.2 SUCCESSORS AND ASSIGNS. All of the terms, provisions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder shall be assigned, pledged, hypothecated or otherwise transferred by the Employee without the prior written consent of the Company in each instance.

                6.3 GOVERNING LAW. The validity construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

                6.4 CONSENT TO JURISDICTION. Each party hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iv) consents to process being served in any such suit, action or proceeding by mailing a



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copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of such party specified in or designated pursuant to Section 5.7. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

                        6.5 HEADINGS. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

                        6.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of the Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                        6.7 NOTICE. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one
(1) week after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below or (iii) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answerback or telephonic confirmation is received. Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

                        6.8 ATTORNEYS' FEES. In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses, including attorneys' fees, incurred in such action.

                        6.9 THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the Company or Employee any rights or remedies under or by reason of this Agreement.

                        6.10 LEGAL COUNSEL. EACH PARTY HEREBY ACKNOWLEDGES THAT IN CONNECTION WITH THIS AGREEMENT IT HAS SOUGHT THE ADVICE OF SUCH INDEPENDENT LEGAL COUNSEL AS IT SHALL HAVE DETERMINED TO BE NECESSARY OR ADVISABLE IN ITS SOLE AND ABSOLUTE DISCRETION.



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.

                                                JALATE, LTD.

                                                BY___________________________
                                                Authorized Representative
                                                1675 South Alameda Street
                                                Los Angeles, California 90021


                                                /s/ FREDERICK A. FINDLEY
                                                _____________________________
                                                FREDERICK A. FINDLEY
                                                318 Arroyo Drive
                                                South Pasadena, California 91030


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